Household Consumer Loan Trust, 1997-2
Series 1997-2 Owner Trust Calculations
Due Period Ending	May 31, 2002
Payment Date	Jun 17, 2002

Calculation of Interest Expense

Index (LIBOR)	1.840000%
Accrual end date, accrual beginning date and days in Interest Period	Jun 17, 2002	May 15, 2002	33
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	164,045,955	34,716,316	41,028,374	26,826,244	22,092,201	26,893,785
Previously unpaid interest/yield	0	0	0	0	0
Spread to index	0.18%	0.29%	0.40%	0.65%	1.00%
Rate (capped at 12.5%, 14%, 14%, 14%, 15%)	2.020000%	2.130000%	2.240000%	2.490000%	2.840000%
Interest/Yield Payable on the Principal Balance	303,758	67,784	84,245	61,231	57,513
Interest on previously unpaid interest/yield	0	0	0	0	0
Interest/Yield Due	303,758	67,784	84,245	61,231	57,513
Interest/Yield Paid	303,758	67,784	84,245	61,231	57,513

Summary

Beginning Security Balance	164,045,955	34,716,316	41,028,374	26,826,244	22,092,201	26,893,785
Beginning Adjusted Balance	164,045,955	34,716,316	41,028,374	26,826,244	22,092,201
Principal Paid	3,837,598	812,178	959,847	627,592	516,841	695,132
Ending Security Balance	160,208,356	33,904,138	40,068,527	26,198,652	21,575,361	26,264,403
Ending Adjusted Balance	160,208,356	33,904,138	40,068,527	26,198,652	21,575,361
Ending Certificate Balance as % Participation Interest Invested Amount					0
Targeted Balance	160,274,107	33,904,138	40,068,527	26,198,652	21,575,361
Minimum Adjusted Balance		16,000,000	30,000,000	19,000,000	14,000,000	17,000,000
Certificate Minimum Balance					3,113,325
Ending OC Amount as Holdback Amount						8,683,193
Ending OC Amount as Accelerated Prin Pmts						17,581,210

Beginning Net Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Reversals	0.00	0.00	0.00	0.00	0.00	0.00
Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Ending Net Charge Offs	0.00	0.00	0.00	0.00	0.00	0.00

Interest/Yield Paid per $1000	$0.3330685	$1.4121585	$0.9360548	$1.0742263	$1.3693657
Principal Paid per $1000	$4.2078930	$16.9203800	$10.6649667	$11.0103909	$12.3057310